EXHIBIT 23.2


                         CONSENT OF INDEPENDENT AUDITORS

To the Board of Directors
The Judge Group, Inc.
Bala Cynwyd, Pennsylvania

     We consent to the use of our reports included herein and to the references to our firm under the heading 'Experts' in the Prospectus.


                                       /s/ Rudolph, Palitz LLP
                                       -------------------------------
                                       Rudolph, Palitz LLP


Plymouth Meeting, Pennsylvania
December 10, 1996